                     THIRD AMENDMENT DATED AUGUST 31, 2005
                                       TO
                             PARTICIPATION AGREEMENT

     WHEREAS, CUNA MUTUAL LIFE INSURANCE COMPANY ("Company"), OPPENHEMER VARIABLE ACCOUNT FUNDS (the "Fund"), and OPPENHEMER FUNDS, INC. (the "Advisor"), collectively, the Parties, entered into that certain Participation Agreement dated as of February 20, 1997, as amended (the "Agreement"), and;

     WHEREAS the Parties desire to add PANORAMA SERIES FUND, INC. (the "Panorama Fund") as a party to the Agreement, and;

     WHEREAS the Parties desire to amend Schedule 3 of the Agreement, and;

     WHEREAS it is intended that all rights and obligations of CUNA and the Advisor shall remain the same as set forth in the Agreement except as modified by the terms of this Amendment;

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained in the Agreement and herein, the parties to the Agreement hereby AMEND the Agreement by:

     1. Adding the Panorama Fund as a party to the Agreement and amending the definition of "Fund" contained in the Agreement to include both the OVAF Fund and the Panorama Fund

     2. Deleting and replacing the third WHEREAS clause of the Agreement with the following:

               WHEREAS, Oppenheimer Variable Account Funds and Panorama Series Fund, Inc. have obtained orders from the Securities and Exchange Commission (the "SEC"), dated July 16,1986 (File No. 812-6324) and August 31,1994 (File No. 812-8936), respectively, granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Mixed and Shared Funding Exemptive Order");

     3. Replacing the address for the Fund provided in Article VII of the Agreement with the following:

               Oppenheimer Variable Account Funds/ Panorama Series Fund, Inc. Two World Financial Center
               225 Liberty Street, 11th Floor

               New York, NY 10281
               Arm: General Counsel

     4. Replacing the address for the Advisor provided in Article VII of the Agreement with the following:

               OppenheimerFunds, Inc.
               Two World Financial Center
               225 Liberty Street, 11th Floor
               New York, NY 10281
               Attn: General Counsel

     5.   Deleting and replacing Schedule 3 of the Agreement with the revised
          Schedule 3 attached hereto

     6. The parties agree that the Agreement remains in full force and effect along with all supporting and attached documents, as amended, except as provided in this Amendment.

     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 31 day of July, 2005.

CUNA MUTUAL LIFE INSURANCE COMPANY


/s/ Michael S Daubs                      9-1-05
--------------------------------------   Date
Signature

Michael S Daubs
Printed name

Sr. Vice President
Title


OPPENHEIMER VARIABLE ACCOUNT FUNDS


/s/ Brian W. Wixted                      9/1/05
--------------------------------------   Date
Signature

Brian W. Wixted
Printed name

Sr. Vice President-Treasurer
Title


PANORAMA SERIES FUND, INC.


/s/ Brian W. Wixted                      9/1/05
--------------------------------------   Date
Signature

Brian W. Wixted
Printed name

Sr. Vice President-Treasurer
Title


OPPENHEIMER FUNDS, INC.


/s/ Christina Nasta                      8/31/05
--------------------------------------   Date
Signature

Christina Nasta
Printed name

Vice President
Title

                                                             As of July 31, 2005

                                   SCHEDULE 3

                  OPPENHEIMER VARIABLE ACCOUNT FUNDS PORTFOLIOS

Oppenheimer High Income Fund/VA
Oppenheimer Capital Appreciation Fund/VA
Oppenheimer Main Street Fund(R)/VA
Oppenheimer Main Street Small Cap Fund(R)/VA

                      PANORAMA SERIES FUND, INC. PORTFOLIOS

Oppenheimer International Growth Fund/VA